Exhibit 10.15(a)

AMENDMENT NO. 1 TO PROMOTION AGREEMENT

This Amendment No. 1 to Promotion Agreement (the “Amendment”) is dated as of May 5, 2022 (the “Effective Date”), between Credit Karma Offers, Inc. (“Credit Karma”) and Upstart Network, Inc. (“Advertiser”), and together with Credit Karma, the “Parties”, and each, a “Party”.

WHEREAS, the Parties have entered into that certain Second Amended & Restated Promotion Agreement (Personal Loans) dated as November 6, 2020, including all addenda and amendments entered into from time to time by the parties (the “Existing Agreement”);

WHEREAS, pursuant to Section 13.4 of the Existing Agreement, the amendment contemplated by the Parties must be contained in a written agreement signed by the Parties.

NOW, THEREFORE, in consideration of the promises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2.Amendments to the Existing Agreement. As of the Effective Date, the Existing Agreement is hereby amended as follows:
a)A new Section 2.4(e) shall be added to the Existing Agreement to read as follows:
“(e) Advertiser MBE Data. During its performance under this Agreement, Advertiser may transfer to the MBE, or elsewhere into Company’s environment, certain de- identified and/or aggregated user data, or request that a third party, such as a credit bureau, transfer the data on its behalf (collectively, “Advertiser MBE Data”). Advertiser hereby agrees, with respect to the Advertiser MBE Data:
i.Advertiser represents and warrants that it has been legally authorized to collect the Advertiser MBE Data and to transfer it to the MBE.
ii.Advertiser represents and warrants that it will use the Advertiser MBE Data, after transfer into the MBE, in a manner that is compliant with applicable law, including but not limited to the Equal Credit Opportunity Act (ECOA), the Gramm-Leach Bliley Act (GLBA), and the Fair Credit Reporting Act (FCRA).
iii.Advertiser will not transfer into the MBE any Advertiser MBE Data that (x) could be used to identify an individual or (y) would allow Advertiser to re-identify individuals or otherwise reverse-engineer individually-identifiable data.
iv.Advertiser will not use Advertiser MBE Data, or combine the Advertiser MBE Data with other data in the MBE, to identify an individual or reverse-engineer individually-identifiable data.”

b)Section 5 of the Existing Agreement shall be replaced in its entirety with “Omitted”.

c)Section 7 of Exhibit A (Reporting) of the Existing Agreement shall be replaced in its entirety with the following language:
“7. Reporting. Advertiser will deliver to Company a daily, rolling historical report detailing certain user-level data at a minimum, the information set forth in Exhibit B, and to the extent Advertiser can reasonably gather and share such data, regarding the performance of the Advertiser Products, for at least the past forty-five (45) days, provided that Advertiser agrees to continue delivering all the data that it has been delivering to Company prior to and as of the Effective Date. Advertiser may share additional reporting on a weekly or monthly basis via ad hoc reporting files or other means, outside the daily rolling historical report. Requested changes to this reporting (either content or cadence) must be agreed upon by both Parties in advance. In no event will any of the reporting contain Nonpublic Personal Information of a customer of Advertiser or Upstart Partner. To the extent either Party reasonably determines that the sharing of any such information does not comply with applicable law, then the Parties agree to negotiate in good faith to share such other information that is legally permitted to achieve the anticipated practical benefits intended by the information sharing. Notwithstanding the foregoing: (a) Advertiser shall provide the “Lightbox (LB) Only” reporting data in accordance with this Section on a date no later than October 1, 2022, and (b) until such date, Advertiser shall provide the “Lightbox (LB) Only” reporting data on a weekly basis.”
d)Exhibit B of the Existing Agreement shall be replaced in its entirety with the Exhibit B (Reporting) attached hereto.

3.Limited Effect. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

4.Miscellaneous. This Amendment is governed by, and construed in accordance with, the laws of the State of California, without regard to the conflict of laws provisions of such State. The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment. This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

ADVERTISER    CREDIT KARMA

By: /s/ Ada Ortega	By: /s/ Gannesh Bharadhwaj
Name: Ada Ortega	Name: Gannesh Bharadhwaj
Title: Head of Procurement	Title: GM, Karma Scale

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